Exhibit 3.1

(English translation of Articles of Association)

(September 29, 2020)

Articles of Association

Of

Genmab A/S

(CVR-nr. 21023884

Formerly A/S registration no.: 248.498)

Name, Registered Office, Objects and Group Language

§ 1.

The name of the Company is Genmab A/S.

§ 2.

The registered office of the Company shall be in the municipality of Copenhagen.

§ 3.

The objects of the Company are to engage in medical research, production and sale of such products and related business.

§ 3A.

The group language of the Company is English.

The Company’s Share Capital

§ 4.

The share capital of the Company equals DKK 65,498,346 divided into shares of DKK 1 each or any multiple hereof.

§ 4A.

The Board of Directors is until April 10, 2023 authorized to increase the nominal registered share capital on one or more occasions without pre-emption rights for the existing shareholders by up to nominally DKK 7,500,000 by subscription of new shares that shall have the same rights as the existing shares of the Company. The capital increase can be made by cash or by non-cash payment. Within the authorization to increase the share capital by nominally DKK 7,500,000 shares, the Board of Directors may on one or more occasions and without pre-emption rights for the existing shareholders of the Company issue up to nominally DKK 2,000,000 shares to employees of the Company and the Company’s directly and indirectly owned subsidiaries by cash payment at market price or at a discount price as well as by the issue of bonus shares. No transferability restrictions or redemption obligations shall apply to the new shares. The shares shall be negotiable instruments, issued in the name of the holder and registered in the name of the holder in the Company’s Register of Shareholders. The new shares shall give right to dividends and other rights as determined by the Board in its resolution to increase the capital.

Further, the Board of Directors is until April 10, 2023 authorized to increase the nominal registered share capital on one or more occasions with pre-emption rights for the existing shareholders by up to nominally DKK 7,500,000 by subscription of new shares that shall have the same rights as the existing shares of the Company. The capital increase can be made by cash or by non-cash payment. No transferability restrictions or redemption obligations shall apply to the new shares. The shares shall be negotiable instruments, issued in the name of the holder and registered in the name of the holder in the Company’s Register of Shareholders. The new shares shall give right to dividends and other rights as determined by the Board in its resolution to increase the capital.

In connection with the exercise of these authorizations, the Board of Directors may, however, not increase the nominal registered share capital by more than a total of DKK 7,500,000.

By decision of 17 July 2019, the Board of Directors has partly exercised the authority in this article 4A to increase the share capital without pre-emption rights for the existing shareholders by nominally DKK 2,850,000. Additionally, by decision of 17 July 2019, the Board of Directors has partly exercised the authority in this article 4A to increase the share capital without pre-emption rights for the existing shareholders by nominally DKK 427,500. The remaining amount of the authorization is thus DKK 4,222,500

Warrants

§ 5.

By decision of the General Meeting on March 28, 2017 the Board of Directors is authorized to issue on one or more occasions warrants to subscribe the Company’s shares up to a nominal value of DKK 500,000 and to make the related capital increases in cash up to a nominal value of DKK 500,000. The Board of Directors has issued 346,337 warrants and re-issued 17,759 warrants under this authorization. This authorization shall remain in force for a period ending on March 28, 2022.

Furthermore, by decision of the General Meeting on March 29, 2019 the Board of Directors is authorized to issue on one or more occasions additional warrants to subscribe the Company’s shares up to a nominal value of DKK 500,000 to the Company's employees as well as employees of the Company’s directly and indirectly owned subsidiaries, excluding the Company's executive management, and to make the related capital increases in cash up to a nominal value of DKK 500,000. The Board of Directors has issued 320,925 warrants and re-issued 3,985 under this authorization. This authorization shall remain in force for a period ending on March 28, 2024.

The authorizations entitle the Board of Directors to issue warrants to the Company’s employees as well as employees of the Company’s directly and indirectly owned subsidiaries however, with the authorization of March 29, 2019 not comprising the Company's executive management. Subject to the rules in force at any time, the Board of Directors may re-use or re-issue lapsed nonexercised warrants, if any, provided that the re-use or re-issue occurs under the same terms and within the time limitations set out in this authorization. Re-use is to be construed as the Board of Directors' entitlement to let another party enter into an existing agreement on warrants. Re-issue is to be construed as the Board of Directors' option to re-issue new warrants under the same authorization, if previously issued warrants have lapsed. The existing shareholders of the Company shall not have a right of pre-emption in connection with the issue of warrants based on these authorizations. One warrant shall give the right to subscribe one share with a nominal value of DKK 1 at a subscription price per share determined by the Board of Directors which, however, shall be no less than the market price per share of the Company’s shares at the time of issue.

The exercise period for the issued warrants shall be determined by the Board of Directors.

The Board of Directors is authorized to set out more detailed terms for the warrants that are to be issued based on these authorizations.

The existing shareholders of the Company shall not have a right of pre-emption in connection with issue of shares on the basis of warrants. The shares that are issued through the exercise of warrants shall have the same rights as existing shares cf. these Articles of Association.

The Board of Directors has exercised the above authorizations as stipulated in schedule A which is an integral part of these articles.

§ 5A.

The Board of Directors shall be authorized, until March 17, 2021, by one or more issues to raise loans against bonds or other financial instruments up to a maximum amount of DKK 3 billion with a right for the lender to convert his claim to a maximum of nominally DKK 4,000,000 equivalent to 4,000,000 new shares (convertible loans). Convertible loans may be raised in DKK or the equivalent in foreign currency (including US dollar (USD) or euro (EUR)) computed at the rates of exchange ruling at the day of loan. The Board of Directors is also authorized to effect the consequential increase of the capital. Convertible loans may be raised against payment in cash or in other ways. The subscription of shares shall be without pre-emption rights for the shareholders and the convertible loans shall be offered at a subscription price and conversion price that in the aggregate at least corresponds to the market price of the shares at the time of the decision of the Board of Directors. The time limit for conversion may be fixed for a longer period than five (5) years after the raising of the convertible loan. The terms for raising of convertible loans as well as time and terms for the capital increase shall be decided by the Board of Directors in accordance with section 169 of the Companies Act. If the Board of Directors exercises the authorization new shares shall be negotiable instruments, issued in the name of the holder and carry dividend as of a date to be fixed by the Board of Directors. No restrictions shall apply as to the pre-emption right of the new shares, and shall rank pari passu with existing shares with respect to rights, redeemability and negotiability. The Board of Directors is authorized to amend the Articles of Association as necessary in connection with the capital increases being effected.

The Board of Directors shall be authorized, until March 17, 2021, by one or more issues to raise loans against bonds or other financial instruments up to a maximum amount of DKK 3 billion with a right for the lender to convert his claim to a maximum of nominally DKK 4,000,000 equivalent to 4,000,000 new shares (convertible loans). Convertible loans may be raised in DKK or the equivalent in foreign currency (including US dollar (USD) or euro (EUR)) computed at the rates of exchange ruling at the day of loan. The Board of Directors is also authorized to effect the consequential increase of the capital. Convertible loans may be raised against payment in cash or in other ways. The subscription of shares shall be with pre-emption rights for the shareholders and the convertible loans shall be offered at a subscription price and conversion price that in the aggregate at least corresponds to the market price of the shares at the time of the decision of the Board of Directors. The time limit for conversion may be fixed for a longer period than five (5) years after the raising of the convertible loan. The terms for raising of convertible loans as well as time and terms for the capital increase shall be decided by the Board of Directors in accordance with section 169 of the Companies Act. If the Board of Directors exercises the authorization new shares shall be negotiable instruments, issued in the name of the holder and carry dividend as of a date to be fixed by the Board of Directors. No restrictions shall apply as to the pre-emption right of the new shares, and shall rank pari passu with existing shares with respect to rights, redeemability and negotiability. The Board of Directors is authorized to amend the Articles of Association as necessary in connection with the capital increases being effected.

In connection with the exercise of these authorizations, the Board of Directors may, however, not raise loans against bonds or other financial instruments up to more than a total of DKK 3 billion and increase the nominal registered share capital by more than a total of DKK 4,000,000, equivalent to 4,000,000 new shares.

§ 6.

The shares are issued in the name of the holder and are entered in the name of their holders in the Company’s Register of Shareholders. Until the board decides otherwise the register of shareholders shall be kept by VP Securities A/S (CVR no. 21599336), which has been designated as the Company’s registrar.

No restrictions shall apply to the transferability of the shares. The shares shall be negotiable instruments.

No shares shall confer any special rights upon the holder, and no shareholder shall be under an obligation to allow his shares to be redeemed.

§ 7.

The shares shall be issued through VP Securities A/S. The distribution of dividends etc. shall be subject to the rules of VP Securities A/S.

The General Meeting

§ 8.

The Company’s General Meetings shall be held in the municipality of Copenhagen or in the greater Copenhagen area.

Annual General Meetings shall be held each year not later than four (4) months after the end of the financial year.

Extraordinary General Meetings shall be held when resolved by the Board of Directors or one of the Company’s auditors appointed by the General Meeting, or when the Board of Directors is so requisitioned in writing and by shareholders holding not less than one-twentieth of the Company’s share capital who wishes to have a specific subject discussed on the General Meeting. When so requisitioned the Board of Directors shall within two (2) weeks convene an extraordinary General Meeting by giving the shortest possible notice.

The Board of Directors shall call the General Meeting with no less than three (3) weeks' notice and not more than five (5) weeks' notice by notification to Nasdaq Copenhagen and by posting on the Company's website (www.genmab.com). The length of the notice shall be reckoned from the first advertisement. General meetings shall moreover be convened by sending a notice to all shareholders entered in the Company’s Register of Shareholders having so requested, to the address, including the e-mail address, cf. § 16, indicated to the Company.

The notice calling the general meeting as well as other documents prepared for and in connection with the general meeting shall be prepared in English and, if decided by the Board of Directors, also in Danish.

In order to be transacted at the Annual General Meeting, resolutions proposed by the shareholders shall be submitted in writing to the Board of Directors no less than six (6) weeks prior to the date of the Annual General Meeting.

§ 9.

The information referred to in section 99 (1) of the Danish Companies Act must be available for inspection on the Company’s website for a period of at least three (3) consecutive weeks before the date of the General Meeting.

As a minimum, this information shall include:

1.	The notice.
2.	The total share capital and the total number of voting rights on the date of the notice.
3.	The documents to be submitted at the General Meeting, including with respect to the Annual General Meeting the audited Annual Report.
4.	The agenda and the complete proposals.
5.	The forms to be used for voting by proxy or postal voting, unless these forms have been sent directly to the shareholders.

§ 10.

Each share of DKK 1 entitles the shareholder to one vote.

Shareholders who are registered in the Company’s Register of Shareholders one week before the date of the General Meeting or shareholders from whom the Company no later than one week before the

General Meeting has received a request for registration in the Register of Shareholders may attend and vote at the General Meeting. In order to attend General Meetings, shareholders must also obtain an admission card from the Company no later than three (3) days before the date of the meeting.

Shareholders may appear in person or by proxy and may be accompanied by an advisor just as a proxy may be accompanied by an advisor. Voting rights may be exercised under the instrument of proxy subject to the proxy, against the delivery of the instrument of proxy, having obtained an admission card to appear on behalf of the shareholder issuing the instrument. The holder of the proxy shall present a written and dated instrument of proxy.

Shareholders may vote by post, i.e. cast their votes in writing before the General Meeting. The postal vote certificate must reach the Company at 10.00 AM the day before the date of the General Meeting. To ensure identification of each shareholder voting by post, the shareholder must sign the postal vote certificate and state its full name and address in block letters or type as well as its VP-reference number. If the shareholder is a legal person, its Central Business Register (CVR) number or other similar identification must also be clearly specified in the certificate.

§ 11.

The Board of Directors shall appoint a chairman to preside at the General Meeting. The chairman shall decide all matters relating to the transaction of business and voting, including the issue of whether a written poll shall be taken.

Unless otherwise provided by the Companies Act all business transacted at General Meetings shall be resolved upon a simple majority of votes.

Unless the Companies Act otherwise provides, the adoption of any resolution to alter the Company’s Articles of Association or wind up the Company shall be subject to the affirmative vote of not less than two thirds of the votes cast as well as of the share capital represented at the General Meeting.

Minutes of the proceedings of the General Meeting shall be entered into a minute book, which shall be signed by the chairman of the meeting.

Board of Directors and Management

§ 12.

The Board of Directors is elected partly by the General Meeting and partly by the employees of the Company and its directly and indirectly owned subsidiaries and branch offices from time to time, regardless of whether their place of residence is within or outside the EU/EEA.

The General Meeting elects between three (3) and nine (9) members of the Board of Directors for a period which expires at the Annual General Meeting in the Company in the first year after the year of their election.

Provided the Company and its directly and indirectly owned subsidiaries and branch offices residing in Denmark, if any, together during the last three (3) years before an ordinary election have employed at least 35 employees on average the employees of the Company and its directly and indirectly owned subsidiaries and branch offices from time to time, regardless of whether their place of residence is within or outside the EU/EEA, have the right to elect a number of members of the Board of Directors equal to half of the members of the Board of Directors elected by the General Meeting as well as alternate members. If the condition of employment of at least 35 employees on average during the last three (3) years is not met prior to an ordinary election by the employees of members of the Board of Directors and alternate members, the right for the employees to elect members of the Board of Directors and alternate members according to these Articles shall cease for the period thereafter. An ordinary election by the employees of members of the Board of Directors and alternate members shall occur every third year. Re-election can occur. The election is being held as a direct election in accordance with an election regulation approved by the Board of Directors.

If the employees of the Company or the Company’s directly and indirectly owned subsidiaries exercise their right to elect company representatives and/or group representatives to the Board of Directors in accordance with the Companies Act, the right for the group employees to elect employee representatives in accordance with these articles shall no longer apply. Employee representatives already elected in accordance with these articles shall resign simultaneously with the commencement of the employee representatives elected in accordance with the Companies Act.

The Board of Directors shall elect one of its members as chairman of the Board.

The specific rules governing the activities of the Board of Directors shall be laid down in rules of procedure drawn up by the Board.

The Board of Directors shall form a quorum when more than half of its members are represented.

The business of the Board of Directors shall be resolved upon by a simple majority of votes.

The Board of Directors shall receive an annual remuneration the size of which shall be stated in the Annual Report.

§ 13.

The chairman of the Board of Directors shall ensure that the Board of Directors meets whenever required. A member of the Board of Directors or a member of the Management may demand that a meeting of the Board of Directors be convened.

Minutes of the proceedings of the Board of Directors shall be entered into a minute book, which shall be signed by all attending members of the Board of Directors.

The Board of Directors shall appoint 1-5 registered managers in charge of the day-to-day operations of the Company. The Board of Directors may grant powers of procure and determine rules as to who shall be authorized to sign for the Company in relation to banks etc.

Authority to Bind the Company

§ 14.

The Company shall be bound by the joint signatures of a member of the Board of Directors and a member of the Management or by two members of the Board of Directors.

Electronic Communication

§ 15.

The Company shall be entitled to use electronic document exchange and electronic mail, as specified below, when communicating with its shareholders in lieu of sending or providing paper based documents pursuant to these Articles of Association and the Companies Act, except when otherwise required by mandatory legislation. The Company may at all times communicate with any of its shareholders using normal letter mail and paper based documents as a supplement or alternative to electronic communication.

Notice to the shareholders of convening of an Annual or Extraordinary General Meeting, including complete proposals to amend the Articles of Association, the agenda, the Annual Report, interim financial reports, company announcements, minutes of the General Meeting and admittance cards as well as any other general information etc. from the Company to its shareholders may thus be sent by the Company to its shareholders via e-mail.

The above documents, except admittance cards to the General Meeting, will be published on the Company’s website (www.genmab.com).

The Company’s registered shareholders may through the Company’s website submit an electronic address to which notices etc. can be sent. It is the responsibility of each shareholder to ensure that the Company is in possession of a proper electronic address. The shareholders can find more information about the procedures for the use of electronic communication as well as system requirements on the Company’s website (www.genmab.com).

Company Announcements

§ 16.

Company announcements may be prepared in English only, if decided by the Board of Directors.

Accounting and Auditing

§ 17.

The accounting year of the Company shall be the calendar year.

§ 18.

Annual Reports shall be prepared in English and, if decided by the Board of Directors, in Danish.

§ 19.

The Company’s accounts shall be audited by one or more state authorized public accountants elected by the Annual General Meeting.

§ 20.

The Company’s accounts shall give a true and fair view of the Company’s assets and liabilities, of its financial position, and profit and loss, in accordance with Danish financial reporting rules, international financial reporting standards (IFRS) and possibly US GAAP.

Schedule A

Under the authorization of April 24, 2003 by the General Meeting to issue up to 500,000 warrants to subscribe shares in the Company and authorization of April 1, 2004 to issue 1,250,000 warrants, the Board of Directors has on August 3, 2004 issued warrants to subscribe for up to 730,550 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board has at the same time resolved the necessary cash issue of shares in the amount of DKK 730,550 related to the warrants issued. All of these warrants have been exercised; have lapsed upon the termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 1, 2004 by the General Meeting to issue up to 1,250,000 warrants to subscribe shares in the Company, the Board of Directors has on September 22, 2004 issued warrants to subscribe for up to 33,575 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board has at the same time resolved the necessary cash issue of shares in the amount of DKK 33,575 related to the warrants issued. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 1, 2004 by the General Meeting to issue up to 1,250,000 warrants to subscribe shares in the Company, the Board of Directors has on December 1, 2004 issued warrants to subscribe for up to 81,750 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board has at the same time resolved the necessary cash issue of shares in the amount of DKK 81,750 related to the warrants issued. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 1, 2004 by the General Meeting to issue up to 1,250,000 warrants to subscribe shares in the Company, the Board of Directors has on April 20, 2005 issued warrants to subscribe for up to 67,500 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board has at the same time resolved the necessary cash issue of shares in the amount of DKK 67,500 related to the warrants issued. All of these warrants have been exercised; have lapsed upon the termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 1, 2004 by the General Meeting to issue up to 1,250,000 warrants to subscribe shares in the Company and authorization of April 20, 2005 to issue 2,500,000 warrants, the Board of Directors has on June 7, 2005 issued warrants to subscribe for up to 565,000 of the Company’s shares, each with a nominal value of DKK 1 to members of the board of directors, managers and employees of the Company and its subsidiaries. The Board has at the same time resolved the necessary cash issue of shares in the amount of DKK 565,000 related to the warrants issued. All of these warrants have been exercised; have lapsed upon the termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 20, 2005 by the General Meeting to issue up to 2,500,000 warrants to subscribe shares in the Company, the Board of Directors has on August 10, 2005 issued warrants to subscribe for up to 307,000 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board has at the same time resolved the necessary cash issue of shares in the amount of DKK 307,000 related to the warrants issued. All of these warrants have been exercised; have lapsed upon the termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 20, 2005 by the General Meeting to issue up to 2,500,000 warrants to subscribe shares in the Company, the Board of Directors has on September 21, 2005 issued warrants to subscribe for up to 7,250 of the Company’s shares each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board has at the same time resolved the necessary cash issue of shares in the amount of DKK 7,250 related to the warrants issued. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 20, 2005 by the General Meeting to issue up to 2,500,000 warrants to subscribe shares in the Company, the Board of Directors has on December 1, 2005 issued warrants to subscribe for up to 23,250 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board has at the same time resolved the necessary cash issue of shares in the amount of DKK 23,250 related to the warrants issued. All of these warrants have been exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 20, 2005 to issue 2,500,000 warrants, the Board of Directors has on March 2, 2006 issued warrants to subscribe for up to 148,375 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board has at the same time resolved the necessary cash issue of shares in the amount of DKK 148,375 related to the warrants issued. All of these warrants have been exercised; have lapsed upon the termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 20, 2005 to issue 2,500,000 warrants, the Board of Directors has on April 25, 2006 issued warrants to subscribe for up to 54,500 of the Company’s shares,

each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board has at the same time resolved the necessary cash issue of shares in the amount of DKK 54,500 related to the warrants issued. All of these warrants have been exercised; have lapsed upon the termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 20, 2005 to issue 2,500,000 warrants, the Board of Directors has on June 21, 2006 issued warrants to subscribe for up to 604,000 of the Company’s shares, each with a nominal value of DKK 1 to members of the board of directors, managers and employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 604,000 related to the warrants issued. All of these warrants have been exercised; have lapsed upon the termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 20, 2005 to issue 2,500,000 warrants, the Board of Directors has on September 19, 2006 issued warrants to subscribe for up to 146,550 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 146,550 related to the warrants issued. All of these warrants have been exercised; have lapsed upon the termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 20, 2005 to issue 2,500,000 warrants, the Board of Directors has on December 13, 2006 issued warrants to subscribe for up to 80,500 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 80,500 related to the warrants issued. All of these warrants have been exercised or have lapsed upon the termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 20, 2005 to issue 2,500,000 warrants, the Board of Directors has on April 19, 2007 issued warrants to subscribe for up to 372,400 of the Company’s shares, each with a nominal value of DKK 1 to members of the board of directors and employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 372,400 related to the warrants issued. All of these warrants have been exercised; have lapsed upon the termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 20, 2005 to issue 2,500,000 warrants and of April 25, 2006 to issue 1,200,000 warrants, the Board of Directors has on June 27, 2007 issued warrants to subscribe for up to 826,045 of the Company’s shares, each with a nominal value of DKK 1 to members of the board of directors, managers and employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 826,045 related to the warrants issued. All of these warrants have been exercised; have lapsed upon the termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 25, 2006 to issue 1,200,000 warrants, the Board of Directors has on October 4, 2007 issued warrants to subscribe for up to 188,900 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 188,900 related to the warrants issued. All of these warrants have been exercised; have lapsed upon the termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 25, 2006 to issue 1,200,000 warrants, the Board of Directors has on December 13, 2007 issued warrants to subscribe for up to 132,030 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 132,030 related to the warrants issued. All of these warrants have been exercised or have lapsed upon the termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 25, 2006 to issue 1,200,000 warrants, the Board of Directors has on April 24, 2008 issued warrants to subscribe for up to 715,600 of the Company’s shares, each with a nominal value of DKK 1 to a manager and employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 715,600 related to the warrants issued. All of these warrants have been exercised; have lapsed upon the termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 25, 2006 to issue 1,200,000 warrants and of April 19, 2007 to issue 1,000,000 warrants, the Board of Directors has on June 4, 2008 issued warrants to subscribe for up to 231,500 of the Company’s shares, each with a nominal value of DKK 1 to a manager and employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 231,500 related to the warrants issued. All of these warrants have been exercised; have lapsed upon the termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 19, 2007 to issue 1,000,000 warrants, the Board of Directors has on October 8, 2008 issued warrants to subscribe for up to 505,250 of the Company’s shares, each with a nominal value of DKK 1 to members of the board of directors, managers and employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 505,250 related to the warrants issued. All of these warrants have been exercised; have lapsed upon termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 19, 2007 to issue 1,000,000 warrants, the Board of Directors has on December 17, 2008 issued warrants to subscribe for up to 39,500 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 39,500 related to the warrants issued. All of these warrants have been exercised; have lapsed upon termination of employees’ employment or have lapsed as non-exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 19, 2007 to issue 1,000,000 warrants, the Board of Directors has on April 15, 2009 issued warrants to subscribe for up to 70,450 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 70,450 related to the warrants issued. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 19, 2007 to issue 1,000,000 warrants and of April 23, 2008 to issue 1,500,000 warrants, the Board of Directors has on June 17, 2009 issued warrants to subscribe for up to 337,000 of the Company’s shares, each with a nominal value of DKK 1 to members of the board of directors, managers and employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 337,000 related to the warrants issued. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 23, 2008 to issue 1,500,000 warrants, the Board of Directors has on October 8, 2009 issued warrants to subscribe for up to 200,750 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 200,750 related to the warrants issued. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 23, 2008 to issue 1,500,000 warrants, the Board of Directors has on December 9, 2009 issued warrants to subscribe for up to 12,500 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 12,500 related to the warrants issued. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 23, 2008 to issue 1,500,000 warrants, the Board of Directors has on April 21, 2010 issued warrants to subscribe for up to 64,500 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 64,500 related to the warrants issued. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 23, 2008 to issue 1,500,000 warrants, the Board of Directors has on June 2, 2010 issued warrants to subscribe for up to 337,500 of the Company’s shares, each with a nominal value of DKK 1 to members of the board of directors, managers and employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 337,500 related to the warrants issued. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 23, 2008 to issue 1,500,000 warrants, the Board of Directors has on October 14, 2010 issued warrants to subscribe for up to 49,500 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 49,500 related to the warrants issued. 38,000 of these warrants had on August 18, 2020 been exercised and 11,500 had on June 30, 2020 lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 23, 2008 to issue 1,500,000 warrants, the Board of Directors has on December 9, 2010 issued warrants to subscribe for up to 118,000 of the Company’s shares, each with a nominal value of DKK 1 to managers and employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 118,000 related to the warrants issued. 111,250 of these warrants had on June 30, 2020 been exercised and 6,500 had on June 30, 2020 lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 23, 2008 to issue 1,500,000 warrants, the Board of Directors has on April 6, 2011 issued warrants to subscribe for up to 54,500 of the Company’s shares, each with a nominal value of DKK 1 to a member of the Board of Directors and to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 54,500 related to the warrants issued. 38,625 of these warrants had on June 30, 2020 been exercised and 12,000 had on June 30, 2020 lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 23, 2008 to issue 1,500,000 warrants, the Board of Directors has on June 22, 2011 issued warrants to subscribe for up to 347,000 of the Company’s shares, each with a nominal value of DKK 1 to members of the Board of Directors, managers and employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 347,000 related to the warrants issued. 281,860 of these warrants had on September 29, 2020 been exercised and 12,250 had on June 30, 2020 lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 23, 2008 to issue 1,500,000 warrants, the Board of Directors has on October 14, 2011 issued warrants to subscribe for up to 47,750 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 47,750 related to the warrants issued. 45,740 of these warrants had on August 18, 2020 been exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 23, 2008 to issue 1,500,000 warrants, the Board of Directors has on December 8, 2011 issued warrants to subscribe for up to 3,750 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 3,750 related to the warrants issued. All of these warrants have been exercised. The decisions of the Board of Directors are set out in schedule C to these Articles of Association and are an integral part of these articles.

Under the authorization of April 23, 2008 to issue 1,500,000 warrants, as amended by the General Meeting on April 25, 2012, the Board of Directors has on April 25, 2012 issued warrants to subscribe for up to 27,000 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 27,000 related to the warrants issued. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles.

Under the authorization of April 23, 2008 to issue 1,500,000 warrants, as amended by the General Meeting on April 25, 2012, the Board of Directors has on October 9, 2012 issued warrants to subscribe for up to 31,500 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 31,500 related to the warrants issued. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. Of the lapsed warrants, 2,000 have been re-issued on January 31, 2013 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 23, 2008 to issue 1,500,000 warrants, as amended by the General Meeting on April 25, 2012, and of April 25, 2012 to issue 250,000 warrants, the Board of Directors has on December 5, 2012 issued warrants to subscribe for up to 325,000 of the Company’s shares, each with a nominal value of DKK 1 to members of the board of directors, managers and employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 325,000 related to the warrants issued. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. Of the lapsed warrants, 3,000 have been re-issued on June 12, 2013, 32,500 have been re-issued on October 10, 2013, 500 have been re-issued on December 6, 2013, 1,500 have been re-issued on December 15, 2014 and 500 have been re-issued on June 9, 2016 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 23, 2008 to issue 1,500,000 warrants, as amended by the General Meeting on April 25, 2012, and of April 25, 2012 to issue 250,000 warrants, the Board of Directors has on January 31, 2013 issued warrants to subscribe for up to 4,250 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 4,250 related to the warrants issued. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. Of the lapsed warrants, 1,000 have been re-issued on April 17, 2013 and 250 have been re-issued on June 9, 2016 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 23, 2008 to issue 1,500,000 warrants, as amended by the General Meeting on April 25, 2012, of April 25, 2012 to issue 250,000 warrants and of April 17, 2013 to issue 600,000 warrants, the Board of Directors has on April 17, 2013 issued warrants to subscribe for up to 28,000 of the Company’s shares, each with a nominal value of DKK 1 to a member of the Board of Directors and to an employee of the Company’s subsidiary. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 28,000 related to the warrants issued. All of these warrants have been exercised. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles.

Under the authorization of April 25, 2012 to issue 250,000 warrants, the Board of Directors has on June 12, 2013 issued warrants to subscribe for up to 3,000 of the Company’s shares, each with a nominal value of DKK 1 to an employee of the Company’s subsidiary. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 3,000 related to the warrants issued. All of these warrants have been exercised. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles.

Under the authorization of April 25, 2012 to issue 250,000 warrants, the Board of Directors has on October 10, 2013 issued warrants to subscribe for up to 32,500 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiary. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 32,500 related to the warrants issued. 28,375 of these warrants had on September 29, 2020 been exercised and 4,125 had on June 30, 2020 lapsed upon termination of employees’ employment. Of the lapsed warrants, 3,000 have been re-issued on December 15, 2014 and 1,125 have been re-issued on December 10, 2015 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 25, 2012 to issue 250,000 warrants and of April 17, 2013 to issue 600,000 warrants, the Board of Directors has on December 6, 2013 issued warrants to subscribe for up to 428,500 of the Company’s shares, each with a nominal value of DKK 1 to members of the Board of Directors, managers and employees of the Company and its subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 428,500 related to the warrants issued. 415,500 of these warrants had on September 29, 2020 been exercised and 13,000 had on June 30, 2020 lapsed upon termination of employees’ employment. Of the lapsed warrants, 5,000 have been re-issued on December 15, 2014, 750 have been re-issued on October 7, 2015, 2,250 have been re-issued on December 10, 2015 and 5,000 have been re-issued on June 9, 2016 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles.

Under the authorization of April 17, 2013 to issue 600,000 warrants, the Board of Directors has on February 10, 2014 issued warrants to subscribe for up to 14,750 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and its subsidiary. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 14,750 related to the warrants issued. All of these warrants have been exercised. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles.

Under the authorization of April 17, 2013 to issue 600,000 warrants, the Board of Directors has on April 9, 2014 issued warrants to subscribe for up to 8,000 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and one of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 8,000 related to the warrants issued. All of these warrants have been exercised or have lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule D to these

Articles of Association and are an integral part of these articles. Of the lapsed warrants, 1,000 have been re-issued on March 28, 2017 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorization of April 17, 2013 to issue 600,000 warrants, the Board of Directors has on June 12, 2014 issued warrants to subscribe for up to 17,000 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and one of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 17,000 related to the warrants issued. 13,060 of these warrants had on September 29, 2020 been exercised and 1,500 had on June 30, 2020 lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, 1,500 have been re-issued on June 8, 2017 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorization of April 17, 2013 to issue 600,000 warrants, the Board of Directors has on October 15, 2014 issued warrants to subscribe for up to 57,750 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 57,750 related to the warrants issued. 55,512 of these warrants had on September 29, 2020 been exercised and 1,188 had on June 30, 2020 lapsed upon termination of employees’ employment. Of the lapsed warrants, 1,000 have been re-issued on June 11, 2015 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 25, 2012 to issue 250,000 warrants, of April 17, 2013 to issue 600,000 warrants and of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on December 15, 2014 issued warrants to subscribe for up to 157,525 of the Company’s shares, each with a nominal value of DKK 1 to managers and employees of the Company and the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 157,525 related to the warrants issued. 131,976 of these warrants had on September 29, 2020 been exercised and 5,125 had on June 30, 2020 lapsed upon termination of employees’ employment. Of the lapsed warrants, 1,250 have been re-issued on October 7, 2015 and 2,750 have been re-issued on December 10, 2015 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 625 have been re-issued on April 10, 2018 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association.

Under the authorization of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on March 26, 2015 issued warrants to subscribe for up to 22,050 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 22,050 related to the warrants issued. 15,413 of these warrants had on August 18, 2020 been exercised and 2,487 had on June 30, 2020 lapsed upon termination of employees’ employment. Of the lapsed warrants, 525 have been re-issued on June 9, 2016 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 262 have been re-issued on March 28, 2017 and 1,700 have been re-issued on April 10, 2018 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 17, 2013 to issue 600,000 warrants and of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on June 11, 2015 issued warrants to subscribe for up to 11,100 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and one of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 11,100 related to the warrants issued. 9,575 of these warrants had on August 18, 2020 been exercised and 675 had on June 30, 2020 lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, 675 have been re-issued on December 15, 2017 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 17, 2013 to issue 600,000 warrants and of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on October 7, 2015 issued warrants to subscribe for up to 41,000 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 41,000 related to the warrants issued. 21,300 of these warrants had on August 18, 2020 been exercised and 6,250 had on June 30, 2020 lapsed upon termination of employees’ employment. Of the lapsed warrants, 1,000 have been re-issued on October 6, 2016 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 2,250 have been re-issued on March 28, 2017 and 3,000 have been re-issued on December 15, 2017 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 25, 2012 to issue 250,000 warrants, of April 17, 2013 to issue 600,000 warrants and of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on December 10, 2015 issued warrants to subscribe for up to 101,750 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 101,750 related to the warrants issued. 49,576 of these warrants had on September 29, 2020 been exercised and 5,999 had on June 30, 2020 lapsed upon termination of employees’ employment. Of the lapsed warrants, 500 have been re-issued on June 9, 2016 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, additionally 1,500 have been re-issued on March 28, 2017, 1,687 have been re-issued on June 8, 2017, 250 have been re-issued on April 10, 2018, 1,125 have been re-issued on December 10, 2018 and 687 have been re-issued on March 1, 2019 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorization of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on March 17, 2016 issued warrants to subscribe for up to 24,350 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and one of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 24,350 related to the warrants issued. 9,571 of these warrants had on September 29, 2020 been exercised and 7,737 had on June 30, 2020 lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, 2,037 have been re-issued on June 8, 2017, 663 have been re-issued on October 5, 2017, 2,025 have been re-issued on April 10, 2018 and 2,000 have been re-issued on March 1, 2019 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 25, 2012 to issue 250,000 warrants, of April 17, 2013 to issue 600,000 warrants and of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on June 9, 2016 issued warrants to subscribe for up to 16,800 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and one of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 16,800 related to the warrants issued. 4,581 of these warrants had on September 29, 2020 been exercised and 1,349 had on June 30, 2020 lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, 1,012 have been re-issued on June 7, 2018 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorization of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on October 6, 2016 issued warrants to subscribe for up to 19,450 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and one of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 19,450 related to the warrants issued. 5,988 of these warrants had on September 29, 2020 been exercised and 1,000 had on June 30, 2020 lapsed upon termination of employees' employment. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles.

Under the authorization of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on December 15, 2016 issued warrants to subscribe for up to 89,465 of the Company’s shares, each with a nominal value of DKK 1 to managers and employees of the Company and the Company’s subsidiaries. The

Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 89,465 related to the warrants issued. 16,060 of these warrants had on September 29, 2020 been exercised and 6,427 had on June 30, 2020 lapsed upon termination of employees’ employment. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, 482 have been re-issued on October 5, 2017, 1,236 have been re-issued on April 10, 2018, 535 have been re-issued on December 10, 2018 and 419 have been re-issued on March 1, 2019 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorization of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on February 10, 2017 issued warrants to subscribe for up to 1,976 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and one of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 1,976 related to the warrants issued. 179 of these warrants had on June 30, 2020 been exercised and 370 had on June 30, 2020 lapsed upon termination of employees' employment. The decisions of the Board of Directors are set out in schedule D to these Articles of Association and are an integral part of these articles. Of the lapsed warrants, 73 have been re-issued on December 15, 2017 and additionally 297 have been re-issued on September 21, 2018 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 17, 2013 to issue 600,000 warrants and of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on March 28, 2017 issued warrants to subscribe for up to 8,736 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 8,736 related to the warrants issued. 1,401 of these warrants had on September 29, 2020 been exercised. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorization of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on March 29, 2017 issued warrants to subscribe for up to 8,400 of the Company’s shares, each with a nominal value of DKK 1 to a manager of the Company. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 8,400 related to the warrants issued. None of these warrants to subscribe shares have been exercised. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 17, 2013 to issue 600,000 warrants and of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on June 8, 2017 re-issued warrants (respectively 1,500 and 3,724 warrants under the authorizations) to subscribe for up to 5,224 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 5,224 related to the re-issued warrants. 585 of these warrants had on September 29, 2020 been exercised and 73 had on June 30, 2020 lapsed upon termination of employees' employment. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorization of April 9, 2014 to issue 500,000 warrants, the Board of Directors has on October 5, 2017 re-issued 1,145 warrants and issued 17,611 new warrants to subscribe for up to 18,756 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company's subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 18,756 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 855 had on June 30, 2020 lapsed upon termination of employees' employment. Of the lapsed warrants 778 have been re-issued on September 21, 2018, and 77 have been re-issued on March 1, 2019 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 9, 2014 to issue 500,000 warrants and of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on December 15, 2017 re-issued 3,748 warrants and issued warrants (respectively 64,099 and 71,750 under the authorizations) to subscribe for up to 139,597 of the Company’s shares, each with a nominal value of DKK 1 to managers and employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 139,597 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 22,420 had on June 30, 2020 lapsed upon termination of employees' employment. Of the lapsed warrants 314 have been re-issued on April 10, 2018, 3,398 have been re-issued on September 21, 2018, 1,745 have been re-issued on December 10, 2018, 503 have been re-issued on March 1, 2019, and 976 have been re-issued on March 26, 2020 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 9, 2014 to issue 500,000 warrants and of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on April 10, 2018 re-issued 6,150 warrants and issued 8,804 warrants to subscribe for up to 14,954 of the Company's shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 14,954 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 717 had on June 30, 2020 lapsed upon termination of employees' employment. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 9, 2014 to issue 500,000 warrants and of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on June 7, 2018 re-issued 1,012 warrants and issued 13,702 warrants to subscribe for up to 14,714 of the Company's shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 14,714 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 359 had on June 30, 2020 lapsed upon termination of employees' employment. Of the lapsed warrants 150 have been re-issued on June 6, 2019 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 9, 2014 to issue 500,000 warrants and of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on September 21, 2018 re-issued 4,473 warrants and issued 28,753 warrants to subscribe for up to 33,226 of the Company's shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 33,226 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 6,729 had on June 30, 2020 lapsed upon termination of employees' employment. Of the lapsed warrants 2,315 have been re-issued on June 6, 2019, and 3,732 have been re-issued on March 26, 2020 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 9, 2014 to issue 500,000 warrants and of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on December 10, 2018 re-issued 3,405 warrants and issued 210,208 new warrants to subscribe for up to 213,613 of the Company’s shares, each with a nominal value of DKK 1 to managers and employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 213,613 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 24,180 had on June 30, 2020 lapsed upon termination of employees' employment. Of the lapsed warrants 3,176 have been re-issued on March 1, 2019, 1,414 have been re-issued on June 6, 2019, and 2,911 have been re-issued on March 26, 2020 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorizations of April 9, 2014 to issue 500,000 warrants and of March 28, 2017 to issue 500,000 warrants, the Board of Directors has on March 1, 2019 re-issued 6,862 warrants and issued 13,120 new warrants to subscribe for up to 19,982 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 19,982 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 354 had on June 30, 2020 lapsed upon termination of employees' employment. Of the lapsed warrants 152 have been re-issued on March 26, 2020 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on March 29, 2019 issued 8,035 new warrants to subscribe for up to 8,035 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of

DKK 8,035 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 76 had on June 30, 2020 lapsed upon termination of employees' employment. Of the lapsed warrants, 76 have been re-issued on October 11, 2019 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorizations of March 28, 2017 to issue 500,000 warrants and March 29, 2019 to issue 500,000 warrants, the Board of Directors has on June 6, 2019 re-issued 3,879 warrants and issued 17,464 new warrants to subscribe for up to 21,343 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and of three of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 21,343 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 1,516 had on June 30, 2020 lapsed upon termination of employees' employment. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on October 11, 2019 re-issued 76 warrants and issued 62,772 new warrants to subscribe for up to 62,848 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and of two of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 62,848 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 3,725 had on June 30, 2020 lapsed upon termination of employees' employment. Of the lapsed warrants, 2,710 have been re-issued on June 3, 2020 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on December 5, 2019 issued 195,011 new warrants to subscribe for up to 195,011 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 195,011 related to the issued warrants. None of these warrants to subscribe for shares have been exercised, but 1,873 had on June 30, 2020 lapsed upon termination of employees' employment. Of the lapsed warrants, 1,199 have been re-issued on June 3, 2020 as set out in this Schedule A. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorizations of March 28, 2017 to issue 500,000 warrants and March 29, 2019 to issue 500,000 warrants, the Board of Directors has on March 26, 2020 re-issued 7,771 warrants and issued 25,907 new warrants to subscribe for up to 33,678 of the Company’s shares, each with a nominal value of DKK 1 to a manager and employees of the Company and of three of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 33,678 related to the issued warrants. None of these warrants to subscribe for shares have been exercised. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Under the authorization of March 29, 2019 to issue 500,000 warrants, the Board of Directors has on June 3, 2020 re-issued 3,909 warrants and issued 11,736 new warrants to subscribe for up to 15,645 of the Company’s shares, each with a nominal value of DKK 1 to employees of the Company and three of the Company’s subsidiaries. The Board of Directors has at the same time resolved the necessary cash issue of shares in the amount of DKK 15,645 related to the issued warrants. None of these warrants to subscribe for shares have been exercised. The decisions of the Board of Directors are set out in schedule E to these Articles of Association and are an integral part of these articles.

Schedule B

[DELETED BY DECISION BY THE GENERAL MEETING ON APRIL 15, 2009]

Schedule C

Under the authorizations by the General Meeting of April 24, 2003, April 1, 2004, April 20, 2005, April 25, 2006, April 19, 2007 and April 23, 2008 the Board of Directors has as of December 8, 2011 granted warrants to subscribe for shares in the Company as follows:

Employees and consultants

The Board of Directors issued on August 3, 2004 615,550 warrants with the right to subscribe 615,550 ordinary shares each with a nominal value of DKK 1 at a price of DKK 86 to employees of the Company and its subsidiaries as well as to the Company’s management.

The Board of Directors issued on September 22, 2004 33,575 warrants with the right to subscribe 33,575 ordinary shares each with a nominal value of DKK 1 at a price of DKK 89.50 to employees of the Company and its subsidiaries.

The Board of Directors issued on December 1, 2004 81,750 warrants with the right to subscribe 81,750 ordinary shares each with a nominal value of DKK 1 at a price of DKK 97 to employees of the Company and its subsidiaries.

The Board of Directors issued on April 20, 2005 67,500 warrants with the right to subscribe 67,500 ordinary shares each with a nominal value of DKK 1 at a price of DKK 116 to employees of the Company and its subsidiaries.

The Board of Directors issued on June 7, 2005 304,000 warrants with the right to subscribe 304,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 114 to employees of the Company and its subsidiaries.

The Board of Directors issued on August 10, 2005 307,000 warrants with the right to subscribe 307,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 101 to employees of the Company and its subsidiaries.

The Board of Directors issued on September 21, 2005 7,250 warrants with the right to subscribe 7,250 ordinary shares each with a nominal value of DKK 1 at a price of DKK 115 to employees of the Company and its subsidiaries.

The Board of Directors issued on December 1, 2005 23,250 warrants with the right to subscribe 23,250 ordinary shares each with a nominal value of DKK 1 at a price of DKK 130 to employees of the Company and its subsidiaries.

The Board of Directors issued on March 2, 2006 148,375 warrants with the right to subscribe 148,375 ordinary shares each with a nominal value of DKK 1 at a price of DKK 184 to employees of the Company and its subsidiaries.

The Board of Directors issued on April 25, 2006 54,500 warrants with the right to subscribe 54,500 ordinary shares each with a nominal value of DKK 1 at a price of DKK 210.5 to employees of the Company and its subsidiaries.

The Board of Directors issued on June 21, 2006 314,000 warrants with the right to subscribe 314,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 173 to employees of the Company and its subsidiaries.

The Board of Directors issued on September 19, 2006 146,550 warrants with the right to subscribe 146,500 ordinary shares each with a nominal value of DKK 1 at a price of DKK 224 to employees of the Company and its subsidiaries.

The Board of Directors issued on December 13, 2006 80,500 warrants with the right to subscribe 80,500 ordinary shares each with a nominal value of DKK 1 at a price of DKK 330 to employees of the Company and its subsidiaries.

The Board of Directors issued on April 19, 2007 322,400 warrants with the right to subscribe 322,400 ordinary shares each with a nominal value of DKK 1 at a price of DKK 364 to employees of the Company and its subsidiaries.

The Board of Directors issued on June 27, 2007 721,045 warrants with the right to subscribe 721,045 ordinary shares each with a nominal value of DKK 1 at a price of DKK 352.50 to employees of the Company and its subsidiaries.

The Board of Directors issued on October 4, 2007 188,900 warrants with the right to subscribe 188,900 ordinary shares each with a nominal value of DKK 1 at a price of DKK 326.50 to employees of the Company and its subsidiaries.

The Board of Directors issued on December 13, 2007 132,030 warrants with the right to subscribe 132,030 ordinary shares each with a nominal value of DKK 1 at a price of DKK 329 to employees of the Company and its subsidiaries.

The Board of Directors issued on April 24, 2008 715,600 warrants with the right to subscribe 715,600 ordinary shares each with a nominal value of DKK 1 at a price of DKK 254 to employees of the Company and its subsidiaries.

The Board of Directors issued on June 4, 2008 231,500 warrants with the right to subscribe 231,500 ordinary shares each with a nominal value of DKK 1 at a price of DKK 246 to employees of the Company and its subsidiaries.

The Board of Directors issued on October 8, 2008 421,250 warrants with the right to subscribe 421,250 ordinary shares each with a nominal value of DKK 1 at a price of DKK 272 to managers and employees of the Company and its subsidiaries.

The Board of Directors issued on December 17, 2008 39,500 warrants with the right to subscribe 39,500 ordinary shares each with a nominal value of DKK 1 at a price of DKK 234.75 to employees of the Company and its subsidiaries.

The Board of Directors issued on April 15, 2009 70,450 warrants with the right to subscribe 70,450 ordinary shares each with a nominal value of DKK 1 at a price of DKK 234 to employees of the Company and its subsidiaries.

The Board of Directors issued on June 17, 2009 277,000 warrants with the right to subscribe 277,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 174 to managers and employees of the Company and its subsidiaries.

The Board of Directors issued on October 8, 2009 200,750 warrants with the right to subscribe 200,750 ordinary shares each with a nominal value of DKK 1 at a price of DKK 129.75 to employees of the Company and its subsidiaries.

The Board of Directors issued on December 9, 2009 12,500 warrants with the right to subscribe 12,500 ordinary shares each with a nominal value of DKK 1 at a price of DKK 77 to employees of the Company and its subsidiaries.

The Board of Directors issued on April 21, 2010 64,500 warrants with the right to subscribe 64,500 ordinary shares each with a nominal value of DKK 1 at a price of DKK 68.65 to employees of the Company and its subsidiaries.

The Board of Directors issued on June 2, 2010 270,000 warrants with the right to subscribe 270,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 46.74 to managers and employees of the Company and its subsidiaries.

The Board of Directors issued on October 14, 2010 49,500 warrants with the right to subscribe 49,500 ordinary shares each with a nominal value of DKK 1 at a price of DKK 67.50 to employees of the Company and its subsidiaries.

The Board of Directors issued on December 9, 2010 118,000 warrants with the right to subscribe 118,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 66.60 to managers and employees of the Company and its subsidiaries.

The Board of Directors issued on April 6, 2011 39,500 warrants with the right to subscribe 39,500 ordinary shares each with a nominal value of DKK 1 at a price of DKK 55.85 to employees of the Company and its subsidiaries.

The Board of Directors issued on June 22, 2011 247,000 warrants with the right to subscribe 247,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 40.41 to managers and employees of the Company and its subsidiaries.

The Board of Directors issued on October 14, 2011 47,750 warrants with the right to subscribe 47,750 ordinary shares each with a nominal value of DKK 1 at a price of DKK 31.75 to employees of the Company and its subsidiaries.

The Board of Directors issued on December 8, 2011 3,750 warrants with the right to subscribe 3,750 ordinary shares each with a nominal value of DKK 1 at a price of DKK 26.75 to employees of the Company and its subsidiaries.

Members of the Board of Directors

The Board of Directors issued on August 3, 2004 115,000 warrants with the right to subscribe 115,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 86 to members of the Board of Directors of the Company.

The Board of Directors issued on June 7, 2005 261,000 warrants with the right to subscribe 261,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 114 to members of the Board of Directors of the Company.

The Board of Directors issued on June 21, 2006 290,000 warrants with the right to subscribe 290,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 173 to members of the Board of Directors of the Company.

The Board of Directors issued on April 19, 2007 50,000 warrants with the right to subscribe 50,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 364 to members of the Board of Directors of the Company.

The Board of Directors issued on June 27, 2007 105,000 warrants with the right to subscribe 105,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 352.50 to members of the Board of Directors of the Company.

The Board of Directors issued on October 8, 2008 84,000 warrants with the right to subscribe 84,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 272 to members of the Board of Directors of the Company.

The Board of Directors issued on June 17, 2009 60,000 warrants with the right to subscribe 60,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 174 to members of the Board of Directors of the Company.

The Board of Directors issued on June 2, 2010 67,500 warrants with the right to subscribe 67,500 ordinary shares each with a nominal value of DKK 1 at a price of DKK 46.74 to members of the Board of Directors of the Company.

The Board of Directors issued on April 6, 2011 15,000 warrants with the right to subscribe 15,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 55.85 to a member of the Board of Directors of the Company.

The Board of Directors issued on June 22, 2011 100,000 warrants with the right to subscribe 100,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 40.41 to members of the Board of Directors of the Company.

All warrants have been issued on the following terms and conditions:

A. General description of warrants.

A warrant means a right – but not an obligation – of the owner (the “Owner”) to subscribe for ordinary shares in the Company at a price fixed in advance (the exercise price).

The Owner of the warrant can for a given period choose to subscribe for shares in the Company by paying the exercise price.

The warrant does not entitle the Owner to vote at the Company’s general meeting or to receive dividends.

When a warrant is exercised, the value may be calculated as the difference between the market value of the shares subscribed and the exercise price. The value cannot become negative without the Owner’s acceptance because a warrant is a right – but not an obligation – to subscribe for shares in the Company. If the market price of the shares at the time of subscription is lower than the exercise price the Owner can abstain from subscribing for shares in the Company.

The Owner of the warrant is obligated to give notice to the Company of changes in the Owner’s contact information.

B. Conditions for exercise of Warrants.

The Warrants are not granted due to work already performed by the Owners, but are granted in order to motivate the Owners, as described below, during the years following the date of issue of the Warrants.

Thus, the Warrants are issued and granted in order to increase and motivate the Owners’ focus on a positive development of the market price of the shares of the Company and to motivate the Owners to work for a future value increase in the Company and its subsidiaries.

Consequently, the right to exercise the Warrants is earned during the following four years as set out in Clause II below.

(I) Exercise Price.

Warrants are issued to the Owner free of charge.

One Warrant entitles the Owner to subscribe for one ordinary share of a nominal value of DKK 1 at a price per share (the “Exercise Price”) determined by the Board of Directors at the time of issue, but which cannot be lower than the price of the Company’s shares as listed on Nasdaq Copenhagen at close of business on the day of issue by the Board of Directors (the “Date of Issue”).

(II) Exercise Period & Vesting Schedule.

(a) The Warrants will lapse automatically, without prior notice and without compensation on the tenth (10th) anniversary of the Date of Issue (the “Expiry Date”).

From the Date of Issue and until the Expiry Date (“The Exercise Period”), an Owner earns the right to keep and exercise Warrants only in accordance with the following rules:

◾	Until one (1) year from the Date of Issue of a particular grant of Warrants, no such Warrants are earned/can be exercised.

◾	For a period starting one (1) year after the Date of Issue (a “Vesting Date”) of such particular grant of Warrants and ending on the Expiry Date, the Owner has earned and may exercise up to 25 % of such Warrants provided that the Owner’s employment/consultancy relationship or board membership (as the case may be) has not expired on or before such Vesting Date due to one of the reasons set out below under heading (c).

◾	For a period starting two (2) years from the Date of Issue (a “Vesting Date”) of such particular grant of Warrants and ending on the Expiry Date, the Owner has earned and may exercise up to an additional 25 % of such Warrants provided that the Owner’s employment/consultancy relationship or board membership (as the case may be) has not expired on or before such Vesting Date due to one of the reasons set out below under heading (c).

◾	For a period starting three (3) years from the Date of Issue (a “Vesting Date”) of such particular grant of Warrants and ending on the Expiry Date, the Owner has earned and may exercise up to an additional 25 % of such Warrants provided that the Owner’s employment/consultancy relationship or board membership (as the case may be) has not expired on or before such Vesting Date due to one of the reasons set out below under heading (c).

◾	For a period starting four (4) years from the Date of Issue (a “Vesting Date”) of such particular grant of Warrants and ending on the Expiry Date, the Owner has earned and may exercise all of such Warrants provided that the Owner’s employment/consultancy relationship or board membership (as the case may be) has not expired on or before such Vesting Date due to one of the reasons set out below under heading (c).

For the sake of clarity it is noted that in no event can Warrants be exercised earlier than one (1) year after the Date of Issue of the Warrants in question.

(b) In case of termination of the employment/consultancy relationship with the Company or one of its subsidiaries the Owner or his/her estate shall be entitled to keep and exercise all Warrants issued to the Owner in instances where

◾	the Company or one of its subsidiaries terminates the Owner’s employment/consultancy relationship without the Owner having given the Company/subsidiary good reason to do so. However, provided that the Owner is comprised by the Danish Act no. 309 of May

5th, 2004 regarding the use of stock options etc. in employment relationships), the Company/subsidiary shall only be deemed to have terminated the Owner's employment with good reason to the extent the termination is made due to the Owner's breach of his/her employment relationship; or

◾	the Owner terminates the employment/consultancy relationship as a result of a material breach on the part of the Company/subsidiary; or

◾	the employment/consultancy relationship is terminated as a result of the Owner’s death, sickness or injury (other than termination by the employer due to excessive absenteeism or absence without notice), or retirement at an age where the Owner is eligible for Company or governmental pension.

Any exercise may however, only take place within the time periods where the Warrants in question would otherwise become exercisable and with the given percentages), cf. above under heading (a) had the employment/consultancy relationship continued unchanged – that is, the Owner in question cannot be treated more favourably than the continuing employees/consultants of the Company or its subsidiaries.

(c) In case of termination of the Owner’s employment/consultancy relationship with the Company or one of its subsidiaries in all other instances than those described above under heading (b), the Owner’s right to exercise the Owner’s Warrants shall be limited as described under heading (a) above.

(d) In relation to board members, the vesting shall cease on the termination date of the board membership regardless of the reason therefore unless in case of termination of the board membership as a result of the Owner’s death, sickness or injury, retirement at an age where the Owner is eligible for Company or governmental pension or as agreed otherwise with the Board of Directors.

(e) In case of a direct or indirect transfer of shares in the Company which entails that the acquirer achieves any one or more of the following:

1)	holds at least a third of the voting rights in the Company, unless it is clearly demonstrated that such holding does not constitute a controlling influence over the Company,
2)	by way of an agreement with other investors controls at least a third of the voting rights in the Company,
3)	is able to control the Company's financial and operational matters due to the content of the Company's articles of association or as a result of any agreement, or
4)	is able to appoint or dismiss a majority of the members of the Board of Directors, and the Board of Directors has controlling influence over the Company,

then, the Owner shall immediately be granted the right to exercise all the Owner’s Warrants. However, to the extent (i) the Owner has at the time of the transfer of shares received or given notice of termination of the Owner’s employment/consultancy relationship with the Company or its subsidiaries, (ii) such termination notice has become effective prior to the transfer of shares, and (iii) such notice is received or given prior to the transfer of shares due to reasons comprised by heading (c) above, the Owner will only have the right to exercise the number of Warrants following from heading (a) above. Likewise, Owners that are former board members will only be able to exercise such number of Warrants that he or she would otherwise be entitled to cf. heading (d) above. Termination in connection with or due to a transfer of shares as described above shall not be deemed made with a good reason as set out under heading (a) above.

(f) Exercise of Warrants to subscribe shares is dependant upon the availability of the Company’s Board of Directors to make the necessary resolutions to increase the share capital of the Company. Any Owner must respect that the Board of Directors may in its discretion decide to defer the processing of any request to fit the working schedule of the Board of Directors as well as to allow that other requests to exercise Warrants are processed at the same time.

(g) Any exercise of Warrants must respect the stock exchange regulation in force from time to time, including the prohibition against insider trading.

(III) Procedure for Exercise.

Warrants must be exercised by the Owner sending a written request to the Board of Directors of the Company for the issue of new shares within the Exercise Periods. The request shall specify the number of shares subscribed for as well as the Owner’s account with VP Securities A/S at which the shares shall be registered. The cash subscription amount (i.e. the Exercise Price times the number of shares subscribed for) shall be paid to the Company in full at the same time or no later than within 7 days after the request is made. The Board of Directors may require that requests to exercise are made using special forms.

(IV) Non-transferability.

(a) The Warrants issued are personal and may never be the subject of transfer or assignment. Warrants may not be pledged or otherwise serve as the basis for settlement of claims by the Owner’s creditors. However, transfer can be made to heirs in case of the Owner’s death.

(b) Irrespective of heading (a) above, an Owner may transfer his/her Warrants to a company that is wholly-owned (100%) by the Owner. In such case, a principle of transparency will apply causing the receiving company’s rights and obligations (including but not limited to the possibility of earning the right to exercise the Warrants) to be identical to those of the Owner. If an Owner transfers his/her Warrants to a company that is wholly-owned by the Owner, the Owner shall without undue delay notify the Company and present appropriate proof of the transfer.

(c) Irrespective of heading (a) above, the Board of Directors can on a case-by-case basis decide that an Owner may transfer his/her Warrants to a third party. The Board of Directors will determine the conditions for such transfer on a case-by-case basis.

(d) If an Owner enters into an agreement with the Company or its subsidiaries to make use of S. 7H of the Danish Tax Assessment Act then the Owner will be prohibited from transferring Warrants to a fully-owned company or – on the basis of the Board of Director’s permission – transferring Warrants to a third party, cf. headings (b) to (c) above.

C. General Terms.

(a) Existing shareholders of the Company do not have a right of pre-emption to the shares issued on the basis of the Owner’s exercise of Warrants. The shares issued on the basis of Warrants shall be negotiable instruments issued to the bearer and they may be entered in the name of their holders in the Company’s Register of Shareholders. No restrictions shall apply to the transferability of the shares except as may otherwise be provided by the laws of the jurisdiction of the Owner’s domicile (other than Danish law). No shares shall confer any special rights upon the holder, and no shareholder shall be under an obligation to allow his/her shares to be redeemed.

(b) At the request of the Owner, the Board of Directors of the Company shall issue certificates concerning the Owner’s right to Warrants.

D. Adjustment of the Exercise Price and/or the Share Number.

(a) If changes to the capital structure of the Company are implemented causing the value of the non-exercised warrants to be increased or reduced, an adjustment of the Exercise Price and/or the number of shares which may be subscribed for on the basis of the non-exercised warrants (the “Share Number”) shall be made. Main examples of such changes in the capital structure of the Company are capital increases and capital decreases not done at market price, payment of dividend, cf. heading (b) below, issuance of bonus shares, change of the denomination of the shares in the Company, purchase and sale of own shares, issuance of warrants and/or convertible instruments, cf. heading (c) below, merger and demerger.

However, no adjustment of the Exercise Price nor the Share Number shall be made as a result of capital increases implemented on the basis of the exercise of the warrants comprised by this Scheme or by Schedule A or Schedule B to the Company’s Articles of Association.

(b) If the Company in an accounting year distributes dividend of more than DKK 5 per share at DKK 1, the Exercise Price shall be reduced to such an extent that the value of the warrants is unaffected by the part of the dividend exceeding the said amount.

(c) Irrespective of heading (a) above, if the Company resolves to issue stock options, shares, warrants, convertible instruments or the like to the Company's and/or its subsidiaries' employees, managers, consultants or members of the Board of Directors or buys or sells own shares in this connection, no adjustment of the Exercise Price nor the Share Number shall be made. This applies irrespective of whether the issued share instruments provide the right to acquire shares at a price lower than the market price on the Company's shares at the time of allotment or whether the purchase/sale of own shares takes place at a price higher or lower than the market price on the Company's shares.

(d) If adjustments pursuant to this Clause D causes the Exercise Price to become lower than par, the warrants may as a starting point not be exercised. However, an Owner may exercise the warrants in accordance with the provisions hereof, if the Owner accepts that the Exercise Price is increased to par without providing the Owner with a right to compensation.

(e) The Company’s Board of Directors shall determine whether an implemented change in the capital causes for an adjustment of the Exercise Price and/or the Share Number.

If so determined, the adjustment of the Exercise Price and/or the Share Number shall be made by the Company’s Board of Directors as soon as possible after the implementation of the relevant change and to the extent possible according to generally accepted principles therefore and otherwise in such a manner that the market value of the warrants as estimated by the Board of Directors after the relevant change to the extent possible corresponds to the market value of the warrants as estimated by the Board of Directors immediately prior to the change.

(f) The Owner is entitled to demand that the adjustment of the Exercise Price and/or Share Number made pursuant to heading (e) above (but not the decision as to whether an adjustment shall be made or not) is subjected to a valuation by a special expert valuer appointed by the Institute of State Authorised Public Accountants. A demand for a valuation must be made by the Owner to the Company not later than two weeks after the Owner has been notified of the Board of Directors' adjustment. Thereafter, the valuation shall be made as quickly as possible.

(g) Where a valuer is appointed pursuant to heading (f) above, and the valuer’s valuation deviates from the adjustments made by the Board of Directors, the valuer's valuation shall be used as a basis for adjusting the Exercise Price and/or Share Number.

The valuation of the valuer is final and binding on both the Owners and the Company and cannot be brought before the courts or arbitration. The costs of the valuation shall be borne by the Owner or Owners (as the case may be) and the Company each paying half of the costs irrespective of the outcome of the valuation.

E. Merger

If the Company is the surviving or continuing company in a merger (“the absorbing company”), Warrants shall remain unaffected. Where a final resolution is passed to merge or consolidate the Company with or into another company that will be the absorbing company all outstanding non-exercised Warrants shall automatically be considered converted into a right to subscribe for new shares in the absorbing company. The Exercise Price and/or Share Number applicable at the time of the merger shall be adjusted on the basis of the conversion ratio applicable between the Company’s shares and the shares of the absorbing company at the time of the merger or consolidation and otherwise in accordance with Clause D above. For the period after the merger, the adjusted Exercise Price and Share number shall be adjusted in accordance with the rules otherwise contained in this Warrant Scheme.

F. Liquidation of the Company

(i) Warrants that have not been exercised shall automatically lapse in the event of the liquidation of the Company. The lapse becomes effective when the general meeting has adopted the final liquidation accounts.

(ii) Prior to the lapse of non-exercised Warrants, the right to exercise all an Owner’s Warrants shall be granted to such Owner. However, to the extent (i) an Owner has received or given notice of termination of the Owner’s employment/consultancy relationship with the Company or its subsidiaries, (ii) such notice has become effective at the time when the right to exercise Warrants due to the liquidation is granted, and (iii) such notice is received or given due to reasons comprised by Clause B.II, heading (c) above, the Owner will only be able to exercise the number of Warrants following from Clause B.II, heading (a) above. Likewise, (former) board members will only be able to exercise the number of Warrants that they would otherwise be entitled to under heading II (d) above.

G. Demerger

(i) Where a final resolution is passed to divide the Company so that assets and liabilities as a whole are transferred to several existing or newly set up public or private limited companies against issue of shares and, if relevant, cash to the Company’s shareholders, the obligation to issue shares upon the exercise of outstanding Warrants shall, at the Company’s discretion, be transferred to one of the new companies or be transferred proportionately among the new companies. In the latter situation, the transfer shall be made in the same proportion as that in which the Company’s shareholders receive shares in the new companies to replace shares of the Company. After such a demerger, the right to subscribe for shares on the basis of the Warrants transferred shall remain in existence as a right to subscribe for shares in the company(ies) that has(ve) taken over such an obligation after the demerger.

(ii) In the event of a demerger where the Company remains in existence concurrently with the Company transferring some of its assets and liabilities to one or more existing or newly set up public or private limited companies, the right to Warrants shall be maintained as a right to Warrants in the Company.

(iii) In the event of a demerger as set out in item (i) or (ii) above, the Exercise Price and/or Share Number shall be adjusted according to Clause D above.

(iv) No adjustment of the Exercise Price and/or the Share Number shall be made in the event of a demerger where certain assets and/or liabilities of the Company are divested by the Company into a subsidiary without payment to the shareholders of the Company.

H. Tax Implications.

The Company and its subsidiaries shall have no responsibility for the tax consequences (including social security contributions triggered) for the Owner in connection with the allotment, exercise or potential transfer of the Warrants or any transfer of shares acquired on the basis of exercise of Warrants or any tax consequences for the Owner connected with any restructuring of the Company. However, the Company shall be entitled to withhold and pay to tax authorities any applicable taxes or social contributions that the Owner may be the subject of.

I. No exterritorial applicability of mandatory laws.

Nothing herein shall be deemed to confer upon employees whose employment relationship is governed by foreign (Non-Danish) law, any benefit under mandatory Danish employment laws and no such laws or regulation is included into this Warrant Scheme by reference.

J. Arbitration.

The interpretation of this Warrant Scheme and Warrants issued pursuant hereto including contents, scope, expiry or breach hereof as well as other disputes shall be governed by Danish law and shall be settled in accordance with the rules of procedure of the Copenhagen Arbitration. Place of arbitration shall be Copenhagen, Denmark.

(as amended by the General Meeting on April 21, 2010 and the Board of Directors on October 15, 2014)

Schedule D

Under the authorizations by the General Meeting of April 23, 2008, April 25, 2012, April 17, 2013 and April 9, 2014 the Board of Directors has as of February 10, 2017 granted warrants to subscribe for shares in the Company as follows:

Employees and consultants

The Board of Directors issued on April 25, 2012 27,000 warrants with the right to subscribe 27,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 45.24 to employees of the Company and its subsidiaries.

The Board of Directors issued on October 9, 2012 31,500 warrants with the right to subscribe 31,500 ordinary shares each with a nominal value of DKK 1 at a price of DKK 79.25 to employees of the Company and its subsidiaries.

The Board of Directors issued on December 5, 2012 235,000 warrants with the right to subscribe 235,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 88.55 to managers and employees of the Company and its subsidiaries.

The Board of Directors issued on January 31, 2013 4,250 warrants with the right to subscribe 4,250 ordinary shares each with a nominal value of DKK 1 at a price of DKK 98 to employees of the Company and its subsidiaries.

The Board of Directors issued on April 17, 2013 3,000 warrants with the right to subscribe 3,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 147.50 to an employee of the Company’s subsidiary.

The Board of Directors issued on June 12, 2013 3,000 warrants with the right to subscribe 3,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 199 to an employee of the Company’s subsidiary.

The Board of Directors issued on October 10, 2013 32,500 warrants with the right to subscribe 32,500 ordinary shares each with a nominal value of DKK 1 at a price of DKK 231.50 to employees of the Company and its subsidiary.

The Board of Directors issued on December 6, 2013 358.500 warrants with the right to subscribe 358.500 ordinary shares each with a nominal value of DKK 1 at a price of DKK 225.90 to managers and employees of the Company and its subsidiaries.

The Board of Directors issued on February 10, 2014 14,750 warrants with the right to subscribe 14,750 ordinary shares each with a nominal value of DKK 1 at a price of DKK 210 to employees of the Company and its subsidiary.

The Board of Directors issued on April 9, 2014 8,000 warrants with the right to subscribe 8,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 215.60 to employees of the Company and one of the Company’s subsidiaries.

The Board of Directors issued on June 12, 2014 17,000 warrants with the right to subscribe 17,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 225.30 to employees of the Company and one of the Company’s subsidiaries.

The Board of Directors issued on October 15, 2014 57,750 warrants with the right to subscribe 57,750 ordinary shares each with a nominal value of DKK 1 at a price of DKK 220.40 to employees of the Company and the Company’s subsidiaries.

The Board of Directors issued on December 15, 2014 157,525 warrants with the right to subscribe 157,525 ordinary shares each with a nominal value of DKK 1 at a price of DKK 337.40 to managers and employees of the Company and the Company’s subsidiaries.

The Board of Directors issued on March 26, 2015 22,050 warrants with the right to subscribe 22,050 ordinary shares each with a nominal value of DKK 1 at a price of DKK 466.20 to employees of the Company and the Company’s subsidiaries.

The Board of Directors issued on June 11, 2015 11,100 warrants with the right to subscribe 11,100 ordinary shares each with a nominal value of DKK 1 at a price of DKK 623.50 to employees of the Company and one of the Company’s subsidiaries.

The Board of Directors issued on October 7, 2015 41,000 warrants with the right to subscribe 41,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 636.50 to employees of the Company and the Company’s subsidiaries.

The Board of Directors issued on December 10, 2015 101,750 warrants with the right to subscribe 101,750 ordinary shares each with a nominal value of DKK 1 at a price of DKK 939.50 to employees of the Company and the Company’s subsidiaries.

The Board of Directors issued on March 17, 2016 24,350 warrants with the right to subscribe 24,350 ordinary shares each with a nominal value of DKK 1 at a price of DKK 815.50 to employees of the Company and one of the Company’s subsidiaries.

The Board of Directors issued on June 9, 2016 16,800 warrants with the right to subscribe 16,800 ordinary shares each with a nominal value of DKK 1 at a price of DKK 1,233 to employees of the Company and one of the Company’s subsidiaries.

The Board of Directors issued on October 6, 2016 19,450 warrants with the right to subscribe 19,450 ordinary shares each with a nominal value of DKK 1 at a price of DKK 1,136 to employees of the Company and one of the Company’s subsidiaries.

The Board of Directors issued on December 15, 2016 89,465 warrants with the right to subscribe 89,465 ordinary shares each with a nominal value of DKK 1 at a price of DKK 1,145 to managers and employees of the Company and the Company’s subsidiaries.

The Board of Directors issued on February 10, 2017 1,976 warrants with the right to subscribe 1,976 ordinary shares each with a nominal value of DKK 1 at a price of DKK 1,424 to employees of the Company and one of the Company’s subsidiaries.

Members of the Board of Directors

The Board of Directors issued on December 5, 2012 90,000 warrants with the right to subscribe 90,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 88.55 to members of the Board of Directors of the Company.

The Board of Directors issued on April 17, 2013 25,000 warrants with the right to subscribe 25,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 147.50 to a member of the Board of Directors of the Company.

The Board of Directors issued on December 6, 2013 70,000 warrants with the right to subscribe 70,000 ordinary shares each with a nominal value of DKK 1 at a price of DKK 225.90 to members of the Board of Directors of the Company.

All warrants are issued on terms identical with the terms in Schedule C except that the Expiry Date set out in “(II) Exercise Period & Vesting Schedule” is the seventh (7th) anniversary instead of the tenth (10th) anniversary.

Schedule E

Under the authorizations by the General Meeting of April 17, 2013, April 9, 2014, March 28, 2017 and March 29, 2019, the Board of Directors has as of June 3, 2020 granted warrants to subscribe for shares in the Company as follows:

Employees, including managers

The Board of Directors issued on March 28, 2017 warrants with the right to subscribe 8,736 ordinary shares each with a nominal value of DKK 1 at a price of DKK 1,402 to employees of the Company and its subsidiaries.

The Board of Directors issued on March 29, 2017 warrants with the right to subscribe 8,400 ordinary shares each with a nominal value of DKK 1 at a price of DKK 1,427 to a manager of the Company.

The Board of Directors issued on June 8, 2017 warrants with the right to subscribe 5,224 ordinary shares each with a nominal value of DKK 1 at a price of DKK 1,408 to employees of the Company and two of its subsidiaries.

The Board of Directors issued on October 5, 2017 warrants with the right to subscribe 18,756 ordinary shares each with a nominal value of DKK 1 at a price of DKK 1,432 to employees of the Company and two of its subsidiaries.

The Board of Directors issued on December 15, 2017 warrants with the right to subscribe 139,597 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,032 to managers and employees of the Company and two of its subsidiaries.

The Board of Directors issued on April 10, 2018 warrants with the right to subscribe 14,954 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,210 to employees of the Company and two of its subsidiaries.

The Board of Directors issued on June 7, 2018 warrants with the right to subscribe 14,714 ordinary shares each with a nominal value of DKK 1 at the price of DKK 962 to employees of the Company and two of its subsidiaries.

The Board of Directors issued on September 21, 2018 warrants with the right to subscribe 33,226 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,050 to employees of the Company and two of its subsidiaries.

The Board of Directors issued on December 10, 2018 warrants with the right to subscribe 213,613 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,025 to managers and employees of the Company and two of its subsidiaries.

The Board of Directors issued on March 1, 2019 warrants with the right to subscribe 19,982 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,161 to employees of the Company and two of its subsidiaries.

The Board of Directors issued on March 29, 2019 warrants with the right to subscribe 8,035 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,155 to employees of the Company and two of its subsidiaries.

The Board of Directors issued on June 6, 2019 warrants with the right to subscribe 21,343 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,147.50 to employees of the Company and three of its subsidiaries.

The Board of Directors issued on October 11, 2019 warrants with the right to subscribe 62,848 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,334.50 to employees of the Company and two of its subsidiaries.

The Board of Directors issued on December 5, 2019 warrants with the right to subscribe 195,011 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,615 to employees of the Company and its subsidiaries.

The Board of Directors issued on March 26, 2020 warrants with the right to subscribe 33,678 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,362.50 to a manager and employees of the Company and three of its subsidiaries.

The Board of Directors issued on June 3, 2020 warrants with the right to subscribe 15,645 ordinary shares each with a nominal value of DKK 1 at the price of DKK 1,948 to employees of the Company and three of its subsidiaries.

All warrants have been issued on the following terms and conditions:

A. General description of warrants.

A warrant means a right – but not an obligation – of the owner (the “Owner”) to subscribe for ordinary shares in the Company at a price fixed in advance (the exercise price).

The Owner of the warrant can for a given period choose to subscribe for shares in the Company by paying the exercise price.

The warrant does not entitle the Owner to vote at the Company’s general meeting or to receive dividends.

When a warrant is exercised, the value may be calculated as the difference between the market value of the shares subscribed and the exercise price. The value cannot become negative without the Owner’s acceptance because a warrant is a right – but not an obligation – to subscribe for shares in the Company. If the market price of the shares at the time of subscription is lower than the exercise price the Owner can abstain from subscribing for shares in the Company.

The Owner of the warrant is obligated to give notice to the Company of changes in the Owner’s contact information.

B. Conditions for exercise of Warrants.

The Warrants are not granted due to work already performed by the Owners, but are granted in order to motivate the Owners, as described below, during the years following the date of issue of the Warrants.

Thus, the Warrants are issued and granted in order to increase and motivate the Owners’ focus on a positive development of the market price of the shares of the Company and to motivate the Owners to work for a future value increase in the Company and its subsidiaries.

(I) Exercise Price.

Warrants are issued to the Owner free of charge.

One Warrant entitles the Owner to subscribe for one ordinary share of a nominal value of DKK 1 at a price per share (the “Exercise Price”) determined by the Board of Directors at the time of issue, but which cannot be lower than the price of the Company’s shares as listed on Nasdaq Copenhagen at close of business on the day of issue by the Board of Directors (the “Date of Issue”).

(II) Exercise Period & Vesting Schedule.

(a) The Warrants will lapse automatically, without prior notice and without compensation on the seventh (7th) anniversary of the Date of Issue (the “Expiry Date”).

From the Date of Issue and until the Expiry Date (“The Exercise Period”), an Owner earns the right to keep and exercise Warrants only in accordance with the following rules:

◾	Until three (3) years from the Date of Issue of a particular grant of Warrants, no such Warrants are earned/can be exercised.

◾	For a period starting three (3) years after the Date of Issue (a “Vesting Date”) of such particular grant of Warrants and ending on the Expiry Date, the Owner has earned and may exercise all of such Warrants provided that the Owner’s employment relationship has not expired on or before such Vesting Date due to one of the reasons set out below under heading (c).

For the sake of clarity it is noted that in no event can Warrants be exercised earlier than three (3) years after the Date of Issue of the Warrants in question, unless as set out in Clause B.II, heading (d) in this Schedule E.

(b) In case of termination of the employment relationship with the Company or one of its subsidiaries the Owner or his/her estate shall be entitled to keep and exercise all Warrants issued to the Owner in instances where

◾	the Company or one of its subsidiaries terminates the Owner’s employment relationship without the Owner having given the Company/subsidiary good reason to do so. However, provided that the Owner is comprised by the Danish Act no. 309 of May 5th, 2004 (regarding the use of stock options etc. in employment relationships), the Company/subsidiary shall only be deemed to have terminated the Owner's employment with good reason to the extent the termination is made due to the Owner's breach of his/her employment relationship; or

◾	the Owner terminates the employment relationship as a result of a material breach on the part of the Company/subsidiary; or

◾	the employment relationship is terminated as a result of the Owner’s death, sickness or injury (other than termination by the employer due to excessive absenteeism or absence without notice), or retirement at an age where the Owner is eligible for Company or governmental pension.

Any exercise may however, only take place within the time periods where the Warrants in question would otherwise become exercisable had the employment relationship continued unchanged – that is, the Owner in question cannot be treated more favourably than the continuing employees of the Company or its subsidiaries.

(c) In case of termination of the Owner’s employment relationship with the Company or one of its subsidiaries in all other instances than those described above under heading (b), the Owner’s right to exercise the Owner’s Warrants shall be limited as described under heading (a) above.

(d) In case of a direct or indirect transfer of shares in the Company which entails that the acquirer achieves any one or more of the following:

1)	holds at least a third of the voting rights in the Company, unless it is clearly demonstrated that such holding does not constitute a controlling influence over the Company,
2)	by way of an agreement with other investors controls at least a third of the voting rights in the Company,
3)	is able to control the Company's financial and operational matters due to the content of the Company's articles of association or as a result of any agreement, or

4)	is able to appoint or dismiss a majority of the members of the Board of Directors, and the Board of Directors has controlling influence over the Company,

then, the Owner shall immediately be granted the right to exercise all the Owner’s Warrants. However, to the extent (i) the Owner has at the time of the transfer of shares received or given notice of termination of the Owner’s employment relationship with the Company or its subsidiaries, (ii) such termination notice has become effective prior to the transfer of shares, and (iii) such notice is received or given prior to the transfer of shares due to reasons comprised by heading (c) above, the Owner will only have the right to exercise the number of Warrants following from heading (a) above. Termination of the Owner’s employment in connection with or as a consequence of a transfer of shares as described above shall not be considered to be a good reason as described in heading (a) above.

(e) Exercise of Warrants to subscribe shares is dependent upon the availability of the Company’s Board of Directors to make the necessary arrangements in preparation for the increase of the share capital of the Company. Any Owner must respect that the Board of Directors may in its discretion decide to schedule defined periods where requests to exercise Warrants may be submitted to fit the working schedule of the Board of Directors as well as to allow that other requests to exercise Warrants are processed at the same time.

(f) Any exercise of Warrants must respect the stock exchange regulation in force from time to time, including the prohibition against insider trading.

(III) Procedure for Exercise.

Warrants must be exercised by the Owner sending a written request to the Board of Directors of the Company for the issue of new shares within the Exercise Periods. The request shall specify the number of shares subscribed for as well as the Owner’s account with VP Securities A/S at which the shares shall be registered. The cash subscription amount (i.e. the Exercise Price times the number of shares subscribed for) shall be paid to the Company in full at the same time or no later than the day before the subscription of the shares. The Board of Directors may require that requests to exercise are made using special forms or using specific digital solutions.

(IV) Non-transferability.

(a) The Warrants issued are personal and may never be the subject of transfer or assignment. Warrants may not be pledged or otherwise serve as the basis for settlement of claims by the Owner’s creditors. However, transfer can be made to heirs in case of the Owner’s death.

(b) Irrespective of heading (a) above, an Owner may transfer his/her Warrants to a company that is wholly-owned (100%) by the Owner. In such case, a principle of transparency will apply causing the receiving company’s rights and obligations (including but not limited to the possibility of earning the right to exercise the Warrants) to be identical to those of the Owner. If an Owner transfers his/her Warrants to a company that is wholly-owned by the Owner, the Owner shall without undue delay notify the Company and present appropriate proof of the transfer.

(c) Irrespective of heading (a) above, the Board of Directors can on a case-by-case basis decide that an Owner may transfer his/her Warrants to a third party. The Board of Directors will determine the conditions for such transfer on a case-by-case basis.

(d) If an Owner enters into an agreement with the Company or its subsidiaries to make use of S. 7P of the Danish Tax Assessment Act then the Owner will be prohibited from transferring Warrants to a fully-owned company or – on the basis of the Board of Director’s permission – transferring Warrants to a third party, cf. headings (b) to (c) above.

C. General Terms.

(a) Existing shareholders of the Company do not have a right of pre-emption to the shares issued on the basis of the Owner’s exercise of Warrants. The shares issued on the basis of Warrants shall be negotiable instruments issued in the name of the holder. No restrictions shall apply to the transferability of the shares except as may otherwise be provided by the laws of the jurisdiction of the Owner’s domicile (other than Danish law). No shares shall confer any special rights upon the holder, and no shareholder shall be under an obligation to allow his/her shares to be redeemed.

(b) At the request of the Owner, the Board of Directors of the Company shall issue certificates concerning the Owner’s right to Warrants.

D. Adjustment of the Exercise Price and/or the Share Number.

(a) If changes to the capital structure of the Company are implemented causing the value of the non-exercised warrants to be increased or reduced, an adjustment of the Exercise Price and/or the number of shares which may be subscribed for on the basis of the non-exercised warrants (the “Share Number”) shall be made. Main examples of such changes in the capital structure of the Company are capital increases and capital decreases not done at market price, payment of dividend, cf. heading (b) below, issuance of bonus shares, change of the denomination of the shares in the Company, purchase and sale of own shares, issuance of warrants and/or convertible instruments, cf. heading (c) below, merger and demerger.

However, no adjustment of the Exercise Price nor the Share Number shall be made as a result of capital increases implemented on the basis of the exercise of the warrants comprised by this Warrant Scheme or by Schedule C or Schedule D to the Company’s Articles of Association.

(b) If the Company in an accounting year distributes dividend of more than DKK 5 per share at DKK 1, the Exercise Price shall be reduced to such an extent that the value of the warrants is unaffected by the part of the dividend exceeding the said amount.

(c) Irrespective of heading (a) above, if the Company resolves to issue stock options, shares, warrants, convertible instruments or the like to the Company's and/or its subsidiaries' employees, including the Company’s managers, or buys or sells own shares in this connection, no adjustment of the Exercise Price nor the Share Number shall be made. This applies irrespective of whether the issued share instruments provide the right to acquire shares at a price lower than the market price on the Company's shares at the time of allotment or whether the purchase/sale of own shares takes place at a price higher or lower than the market price on the Company's shares.

(d) If adjustments pursuant to this Clause D causes the Exercise Price to become lower than par, the warrants may as a starting point not be exercised. However, an Owner may exercise the warrants in accordance with the provisions hereof, if the Owner accepts that the Exercise Price is increased to par without providing the Owner with a right to compensation.

(e) The Company’s Board of Directors shall determine whether an implemented change in the capital causes for an adjustment of the Exercise Price and/or the Share Number.

If so determined, the adjustment of the Exercise Price and/or the Share Number shall be made by the Company’s Board of Directors as soon as possible after the implementation of the relevant change and to the extent possible according to generally accepted principles therefore and otherwise in such a manner that the value of the warrants as estimated by the Board of Directors after the relevant change to the extent possible corresponds to the value of the warrants as estimated by the Board of Directors immediately prior to the change.

(f) The Owner is entitled to demand that the adjustment of the Exercise Price and/or Share Number made pursuant to heading (e) above (but not the decision as to whether an adjustment shall be made or not) is subjected to a valuation by a special expert valuer appointed by the Institute of State Authorised Public Accountants. A demand for a valuation must be made by the Owner to the Company not later than two weeks after the Owner has been notified of the Board of Directors' adjustment. Thereafter, the valuation shall be made as quickly as possible.

(g) Where a valuer is appointed pursuant to heading (f) above, and the valuer’s valuation deviates from the adjustments made by the Board of Directors, the valuer's valuation shall be used as a basis for adjusting the Exercise Price and/or Share Number.

The valuation of the valuer is final and binding on both the Owners and the Company and cannot be brought before the courts or arbitration. The costs of the valuation shall be borne by the Owner or Owners (as the case may be) and the Company each paying half of the costs irrespective of the outcome of the valuation.

E. Merger

If the Company is the surviving or continuing company in a merger (“the absorbing company”), Warrants shall remain unaffected. Where a final resolution is passed to merge or consolidate the Company with or into another company that will be the absorbing company all outstanding non-exercised Warrants shall automatically be considered converted into a right to subscribe for new shares in the absorbing company. The Exercise Price and/or Share Number applicable at the time of the merger shall be adjusted on the basis of the conversion ratio applicable between the Company’s shares and the shares of the absorbing company at the time of the merger or consolidation and otherwise in accordance with Clause D above. For the period after the merger, the adjusted Exercise Price and Share number shall be adjusted in accordance with the rules otherwise contained in this Warrant Scheme.

F. Liquidation of the Company

(i) Warrants that have not been exercised shall automatically lapse in the event of the liquidation of the Company. The lapse becomes effective when the general meeting has adopted the final liquidation accounts.

(ii) Prior to the lapse of non-exercised Warrants, the right to exercise all an Owner’s Warrants shall be granted to such Owner. However, to the extent (i) an Owner has received or given notice of termination of the Owner’s employment relationship with the Company or its subsidiaries, (ii) such notice has become effective at the time when the right to exercise Warrants due to the liquidation is granted, and (iii) such notice is received or given due to reasons comprised by Clause B.II, heading (c) above, the Owner will only be able to exercise the number of Warrants following from Clause B.II, heading (a) above.

G. Demerger

(i) Where a final resolution is passed to demerge the Company so that assets and liabilities as a whole are transferred to several existing or newly set up public or private limited companies against issue of shares and, if relevant, cash to the Company’s shareholders, non-exercised Warrants shall, at the

Company’s discretion, be transferred to one of the new companies or be transferred proportionately among the new companies. In the latter situation, the transfer shall be made in the same proportion as that in which the Company’s shareholders receive shares in the new companies to replace shares of the Company. After such a demerger, the right to subscribe for shares on the basis of the Warrants transferred shall remain in existence as a right to subscribe for shares in the company(ies) that has(ve) taken over such an obligation after the demerger.

(ii) In the event of a demerger where the Company remains in existence concurrently with the Company transferring some of its assets and liabilities to one or more existing or newly set up public or private limited companies, the right to Warrants shall be maintained as a right to Warrants in the Company.

(iii) In the event of a demerger as set out in item (i) or (ii) above, the Exercise Price and/or Share Number shall be adjusted according to Clause D above.

(iv) No adjustment of the Exercise Price and/or the Share Number shall be made in the event of a demerger where certain assets and/or liabilities of the Company are divested by the Company into a subsidiary without payment to the shareholders of the Company.

H. Tax Implications.

The Company and its subsidiaries shall have no responsibility for the tax consequences (including social security contributions triggered) for the Owner in connection with the allotment, exercise or potential transfer of the Warrants or any transfer of shares acquired on the basis of exercise of Warrants or any tax consequences for the Owner connected with any restructuring of the Company. However, the Company shall be entitled to withhold and pay to tax authorities any applicable taxes or social contributions that the Owner may be the subject of.

I. No exterritorial applicability of mandatory laws.

Nothing herein shall be deemed to confer upon employees whose employment relationship is governed by foreign (Non-Danish) law, any benefit under mandatory Danish employment laws and no such laws or regulation is included into this Warrant Scheme by reference.

J. Arbitration.

The interpretation of this Warrant Scheme and Warrants issued pursuant hereto including contents, scope, expiry or breach hereof as well as other disputes shall be governed by Danish law and shall be settled in accordance with the rules of procedure of the Copenhagen Arbitration. Place of arbitration shall be Copenhagen, Denmark.